EXHIBIT 5.1



                       [GRAPHIC OMITTED][GRAPHIC OMITTED]




                                 March 27, 2006

Dynamic Materials Corporation
5405 Spine Road
Boulder, CO 80301

Ladies and Gentlemen:

         We have acted as counsel to Dynamic Materials Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 5,926,982 shares (the "Shares") of common stock, par value $.05 per share ("Common Stock"), of the Company by the selling stockholder named therein.

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date; (iii) the Amended and Restated By-laws of the Company, as amended to date and (iv) certain resolutions of the Board of Directors of the Company relating to the Shares and related matters. In addition, we have examined originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinion rendered herein. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. We have also assumed the regularity of the Company's corporate proceedings. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are, as of the date hereof, validly authorized, legally issued, fully paid and nonassessable.

         This opinion is limited to the General Corporation Law of the State of Delaware.

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Dynamic Materials Corporation
March 27, 2006
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus included as part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.





                                         Very truly yours,

                                         /s/ LeBoeuf, Lamb, Greene & MacRae LLP
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